Exhibit 4.1

COMMON COMMON NUMBER CS 8400 SHARES INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE RLI CORP. CUSIP 749607 10 7 THIS CERTIFILES THAT IS THE OWNER OF SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.01 EACH OF RLI Corp., transfer of which is registrable in the records of the Corporation upon surrender of this certificate properly endorsed by the appropriate person or persons. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation and By Laws of the Corporation, each as from time to time amended, which are hereby made a part hereof and to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation the facsimile signatures of its duly authorized officers. CERTIFICATE OF STOCK Dated VICE PRESIDENT AND CORPORATE SECRETARY PRESIDENT RLI CORP CORPORATE SEAL DELAWARE COUNTERSIGNED AND REGISTERED: EQUINITI TRUST COMPANY BY TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE © SECURITY COLUMBIAN UNITED STATES BANKNOTE AMERICAN BANK NOTE COMPANY.